UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2019, the Board of Directors (the “Board”) of T-Mobile US, Inc. (“T-Mobile” or the “Company”), following a multi-year, comprehensive leadership succession planning process, announced that G. Michael Sievert, age 50, has been appointed as Chief Executive Officer (“CEO”) of T-Mobile, effective as of May 1, 2020. John Legere, the current CEO, will cease to serve as CEO of T-Mobile effective as of April 30, 2020, upon the conclusion of his current employment agreement with T-Mobile. Mr. Legere will continue to serve as CEO of T-Mobile and as a member of the Board through such date, and will continue to serve as a member of the Board thereafter. In connection with Mr. Sievert’s appointment as CEO, on and effective as of November 15, 2019, T-Mobile entered into an employment agreement (the “Sievert Employment Agreement”) with Mr. Sievert, which supersedes and replaces the prior compensation term sheet between T-Mobile and Mr. Sievert, dated as of January 1, 2017, as amended. Information regarding Mr. Sievert’s business experience, qualifications and other biographical data, including his experience over the past five years, is incorporated by reference to T-Mobile’s Definitive Proxy Statement relating to T-Mobile’s 2019 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 26, 2019.

In addition, (i) on November 15, 2019, T-Mobile adopted a third amendment to the amended and restated employment agreement, dated as of December 20, 2017, with J. Braxton Carter, the Company’s Executive Vice President and Chief Financial Officer (the “Carter Amendment”) and (ii) on November 14, 2019, T-Mobile adopted a Compensation Term Sheet with Neville Ray, currently the Company’s Executive Vice President and Chief Technology Officer (the “Ray Term Sheet”). The Carter Amendment and the Ray Term Sheet each became effective as of November 15, 2019.

The material terms of the Sievert Employment Agreement, the Carter Amendment and the Ray Term Sheet are described below.

Sievert Employment Agreement

Pursuant to the Sievert Employment Agreement, Mr. Sievert will continue to serve as T-Mobile’s President and Chief Operating Officer through April 30, 2020. Effective May 1, 2020, Mr. Sievert will serve as T-Mobile’s President and CEO. The Sievert Employment Agreement provides for an initial employment term through the third anniversary of the date on which Mr. Sievert becomes CEO, subject to automatic one (1)-year extensions thereafter unless at least ninety (90) days’ prior notice of non-renewal is given by either party.

Pursuant to the Sievert Employment Agreement, Mr. Sievert is entitled to (i) an annual base salary initially equal to $1,200,000, which will automatically increase to (a) $1,400,000 effective as of January 1, 2020, (b) $1,500,000 effective as of January 1, 2021 and (c) the greater of (x) $1,600,000 or (y) the then-current median annual base salary for chief executive officers in T-Mobile’s then-current peer group (the “Peer Group”) effective as of January 1, 2022; (ii) commencing with calendar year 2020, an annual short-term incentive (“STI”) targeted at 250% of his base salary (with a maximum award equal to 200% of target), payable based on the attainment of pre-established performance goals; and (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally by T-Mobile to its senior executives. Following the date on which Mr. Sievert becomes CEO, he is also eligible for a one-time cash payment of $3,500,000 (the “Retention Payment”), payable on or within thirty (30) days following the earlier to occur of (a) the date on which the transactions contemplated by the Business Combination Agreement, dated April 29, 2018, between T-Mobile, Sprint Corporation and certain other parties named therein (collectively, the “Transaction”) close, (b) the date on which the Transaction is abandoned or terminated or (c) December 1, 2020, subject to Mr. Sievert’s continued employment through such date.

Pursuant to the Sievert Employment Agreement, commencing with calendar year 2020, Mr. Sievert will be entitled to annual long-term incentive awards (“LTI awards”) with a target grant-date value (the “Annual LTI Target Value”) that is no less than $13,500,000, which will be allocated as follows: 50% of such value will be granted in the form of performance-based restricted stock units (“PRSUs”) and the remaining 50% of such value will be granted in the form of time-based restricted stock units (“RSUs”). Mr. Sievert’s Annual LTI Target Value will automatically increase to (i) $14,250,000 for LTI awards granted during 2021 and (ii) for LTI awards granted on or after January 1, 2022, the greater of (a) $15,000,000 and (b) the then-current median target grant-date value of annual equity incentive awards for chief executive officers in T-Mobile’s then-current Peer Group. With respect to 60% of the total time-based RSUs granted to Mr. Sievert as annual LTI awards during each of calendar years 2020, 2021 and 2022 (i.e., 30% of the total Annual LTI Target Value for each such year), the total length of the vesting schedule of such RSUs will be no longer than the length of the median total length of the vesting schedules of annual time-based equity incentive awards for chief executive officers in T-Mobile’s then-current Peer Group at the time of grant.

In connection with his commencement as CEO, within fifteen (15) days following the date on which Mr. Sievert becomes CEO, Mr. Sievert will be granted a one-time award of PRSUs (the “Special PRSUs”) under the Company’s 2013 Omnibus Incentive Plan (as amended, the “Plan”), with respect to a target number of shares of T-Mobile common stock equal to the quotient of $20,000,000 divided by the average closing price of T-Mobile common stock over the period commencing on November 18, 2019 and ending on the date on which Mr. Sievert becomes CEO (such average closing price, the “Starting Price”). The Special PRSUs will cliff-vest on the third anniversary of the date on which Mr. Sievert becomes CEO, based on T-Mobile’s total shareholder return relative to its then-current Peer Group during the applicable performance period and subject to Mr. Sievert’s continued employment through such date (except as otherwise noted below and in the PRSU award agreement). In order for more than 100% of the target number of Special PRSUs to vest, there must be at least a 20% increase in T-Mobile’s stock price during the period beginning on the date on which Mr. Sievert becomes CEO (with T-Mobile’s stock price as of such date deemed to equal the Starting Price) and ending on the vesting date (with T-Mobile’s stock price as of such date determined based on the average closing price of T-Mobile common stock over the thirty (30)-day period preceding such vesting date).

The Sievert Employment Agreement provides that if Mr. Sievert’s employment is terminated by T-Mobile other than for “cause” (as defined in the Sievert Employment Agreement), by Mr. Sievert for “good reason” (as defined in the Sievert Employment Agreement), or due to T-Mobile’s non-renewal of the Sievert Employment Agreement (each, a “qualifying termination”), then, subject to his timely execution and non-revocation of a release, he will be entitled to receive:

•	a lump-sum payment equal to two (2) times the sum of (i) his then-current base salary plus (ii) his then-current target STI;

•	any earned, unpaid STI for the last completed fiscal year of T-Mobile preceding the termination date (a “Prior Year STI”);

•	a pro rata STI for the fiscal year in which the qualifying termination occurs (a “Pro Rata STI”), based on actual performance results for such year;

•	with respect to Mr. Sievert’s then-outstanding LTI awards, and notwithstanding anything to the contrary in the applicable award agreement(s):

•	full vesting of time-based LTI awards (including any RSUs); and

•	with respect to performance-based LTI awards (including any PRSUs),

(i)	a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the commencement of the applicable performance period in effect as of Mr. Sievert’s termination of employment through the date of such termination, and the denominator of which is the number of days in the full performance period, will vest based on actual performance through the termination date; and

(ii)	a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the date of Mr. Sievert’s termination of employment and the end of the applicable performance period in effect as of such termination, and the denominator of which is the number of days in the full performance period, will vest at the greater of target or actual performance as of such termination date;

•	company-paid health and dental benefit coverage for up to eighteen (18) months following such termination;

•	company payment or reimbursement for an exclusive office and exclusive executive assistant for up to eighteen (18) months following such termination (capped at $25,000 per month); and

•	if the termination date occurs after Mr. Sievert has become the Company’s CEO but prior to the payment of the Retention Payment, the Retention Payment.

The Sievert Employment Agreement further provides that if Mr. Sievert’s employment is terminated due to his death or disability, he will be entitled to receive the following:

•	any Prior Year STI;

•	a Pro Rata STI, based on the greater of target or actual performance results for the fiscal year in which such termination occurs; and

•	the vesting of any LTI award or other equity award granted under the Plan will be governed by the terms of the Plan and the applicable award agreement, which terms shall be no less favorable than those applicable to all other executive-level employees of T-Mobile.

In addition, to the extent that any payment or benefit received by Mr. Sievert pursuant to the Sievert Employment Agreement or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Sievert than receiving the full amount of such payments.

The Sievert Employment Agreement also provides that T-Mobile will reimburse Mr. Sievert for up to $50,000 in legal fees incurred by him in connection with the Sievert Employment Agreement.

The foregoing description of the Sievert Employment Agreement is qualified in its entirety by the full text of the Sievert Employment Agreement, a copy of which will be subsequently filed with the SEC.

Carter Amendment

The Carter Amendment amends Mr. Carter’s employment agreement to (i) extend the term of Mr. Carter’s employment thereunder through July 1, 2020 (the “Expiration Date”) and (ii) clarify that Mr. Carter’s employment with T-Mobile will automatically terminate upon the expiration of the employment term.

The Carter Amendment provides that, during the remainder of his employment term, Mr. Carter shall continue to (i) serve as Executive Vice President and Chief Financial Officer of the Company, (ii) receive the same base salary as currently in effect (i.e., $950,000 per year) and (iii) be eligible to participate in employee benefit plans maintained by the Company, in each case, in accordance with the terms and conditions of his existing employment agreement. Except as otherwise determined by T-Mobile, Mr. Carter will not be eligible to receive STI awards or grants of LTI awards after December 31, 2019.

Pursuant to the Carter Amendment, subject to Mr. Carter’s continued employment through December 31, 2019, and provided that Mr. Carter timely executes and does not revoke a release of claims in a form determined by T-Mobile that becomes effective on or before such date, Mr. Carter will receive the following payments and benefits:

•	on December 31, 2019, Mr. Carter will be entitled to (i) payment of his accrued but unused paid-time-off through December 31, 2019, (ii) full vesting of his outstanding time-based restricted stock units and performance-based restricted stock units covering T-Mobile common stock, and (iii) a cash payment equal to two (2) times the sum of his base salary plus his target STI (with the payments and benefits in clauses (ii) and (iii), the “Separation Benefits,” representing certain severance payments and benefits to which Mr. Carter would have been entitled had his employment terminated on December 31, 2019 due to the expiration of the employment term); and

•	Mr. Carter will receive an STI award for calendar year 2019, which shall be paid to Mr. Carter in a single lump-sum amount at the same time as 2019 STI awards are paid to similarly situated executives of T-Mobile (but no later than March 15, 2020).

If Mr. Carter becomes entitled to receive the Separation Benefits and 2019 STI award as described above, he will not be entitled to any further separation payments or benefits upon his subsequent termination of employment with T-Mobile (except as described below).

The Carter Amendment also provides that, upon a termination of Mr. Carter’s employment due to the expiration of the employment term (or, if earlier, upon a termination without “cause” or for “good reason” (each as defined in his employment agreement)), subject to his timely execution and non-revocation of a release, he will be entitled to receive company-paid health and dental benefit coverage for up to eighteen (18) months following such termination.

In addition, subject to Mr. Carter’s continued employment through the Expiration Date (except as otherwise described below), he will be eligible to receive a one-time cash bonus in the amount of $7,525,000 (the “Special Bonus”), payable on or within seventy-four (74) days following the Expiration Date, subject to his timely execution and non-revocation of a release. If Mr. Carter’s employment is terminated by T-Mobile without “cause” or due to his resignation for “good reason” between January 1, 2020 and the Expiration Date, he will be entitled to receive a pro-rated Special Bonus, which shall be paid on or within seventy-four (74) days following his termination date, subject to his timely execution and non-revocation of a release.

The Carter Amendment further provides that, during the period commencing on January 1, 2020 and ending on the date that is two (2) business days before the date on which the Company’s 2019 Form 10-K is filed with the SEC (such date, the “10-K Filing Date” and such window, the “Put Window”), Mr. Carter will have the right to require that T-Mobile purchase some or all of the vested shares of T-Mobile common stock then-held by him that were issued or paid to him pursuant to LTI or other equity-based awards (the “Vested Shares”), at a price per Vested Share equal to the volume weighted average price of the Company’s common stock over the thirty (30)-day period ending with (and including) the 10-K Filing Date. Mr. Carter may exercise the repurchase right by delivering to the Company, during the Put Window, a written notice indicating that he is exercising the repurchase right and specifying the number of Vested Shares as to which the repurchase right is being exercised. The closing of the purchase of any Vested Shares for which Mr. Carter validly exercises his repurchase right will occur on the second (2nd) business day following the 10-K Filing Date.

The foregoing description of the Carter Amendment is qualified in its entirety by the full text of the Carter Amendment, a copy of which will subsequently be filed with the SEC.

Ray Term Sheet

Pursuant to the Ray Term Sheet, Mr. Ray, currently T-Mobile’s Executive Vice President and Chief Technology Officer, will serve as the President, Technology of T-Mobile. The Ray Term Sheet provides for an initial two (2)-year employment term through November 15, 2021 (the “Initial Term”), subject to automatic one (1)-year extensions unless at least sixty (60) days’ prior notice of non-extension is given by either party.

Pursuant to the Ray Term Sheet, Mr. Ray is entitled to (i) an annual base salary equal to $900,000, (ii) commencing with calendar year 2020, an annual STI targeted at 200% of Mr. Ray’s eligible base earnings during the applicable year, payable based on the attainment of pre-established performance goals, and (iii) commencing with calendar year 2020, an annual LTI award or other equity awards with a target grant-date value that is no less than $6,750,000.

The Ray Term Sheet provides that the Letter Regarding Severance Benefits between Mr. Ray and T-Mobile, dated April 28, 2018 (the “Severance Letter”), will remain in effect and that Mr. Ray will be entitled to severance thereunder upon a termination of Mr. Ray’s employment by T-Mobile other than for “cause” or by Mr. Ray for “good reason” (each such term as defined in the Severance Letter) upon or within twelve (12) months following the “transaction date” (as defined in the Severance Letter). In addition, the Ray Term Sheet provides that upon a termination of Mr. Ray’s employment by T-Mobile other than for “cause” or by Mr. Ray for “good reason” at any time during the Initial Term (excluding any termination with respect to which the Severance Letter applies), subject to his timely execution and non-revocation of a release and continued compliance with certain non-competition and non-solicitation restrictions following such termination, he will be entitled to receive the severance benefits set forth in the Severance Letter, except that any accelerated vesting of his LTI awards that he becomes entitled to receive shall apply only to his existing or future annual LTI awards (and shall not apply to any special or one-time LTI awards granted on or after November 15, 2019). A description of the material terms of the Severance Letter (including the severance benefits payable thereunder) was included in T-Mobile’s Form 8-K filed with the SEC on April 30, 2018, and such description is incorporated herein by reference.

To the extent that any payment or benefit received by Mr. Ray pursuant to the Ray Term Sheet or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Ray than receiving the full amount of such payments.

The foregoing description of the Ray Term Sheet is qualified in its entirety by the full text of the Ray Term Sheet, a copy of which will subsequently be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On November 18, 2019, T-Mobile issued a press release announcing that Mr. Legere, the current CEO, will cease to serve as CEO of T-Mobile effective as of April 30, 2020, and that Mr. Sievert will succeed Mr. Legere as CEO of T-Mobile, effective as of May 1, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 18, 2019

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019	T-MOBILE US, INC.

	By:	/s/ David A. Miller
David A. Miller
Executive Vice President, General Counsel and Secretary